Exhibit 99.1

StoneMor Partners L.P. Announces First Quarter 2013 Financial Results

LEVITTOWN, Pa., May 7, 2013—StoneMor Partners L.P. (NYSE: STON) (“StoneMor”) announced its results of operations for the three months ended March 31, 2013. Investors are encouraged to read the Company’s quarterly report on Form 10-Q to be filed with the SEC, which contains additional details, as well as financial tables, and can be found at www.stonemor.com.

Larry Miller, StoneMor’s President and CEO commented, “StoneMor performed extremely well in the first quarter. Our GAAP results were impacted, as they often are, by the timing of the recognition of certain revenues, which in turn impacted GAAP operating profit. Production-based revenues however, as well as adjusted operating profits and distributable free cash flow each showed impressive growth. We feel that our performance in the first quarter places us in a good position to steadily increase value for our unitholders.”

Financial Highlights

•	Revenues (GAAP) for the three months ended March 31, 2013 and 2012 were $59.6 million.

•	Production-based revenue (non-GAAP) for the three months ended March 31, 2013 increased by $7.9 million, or 11%, to $80.2 million from $72.3 million during the prior-year period.

•	Operating profits (GAAP) decreased by $4.0 million, or 74%, to $1.4 million for the three months ended March 31, 2013, as compared to $5.4 million in the prior-year period.

•	Adjusted operating profits (non-GAAP) increased by $2.9 million, or 20%, to $17.7 million for the three-month period ended March 31, 2013 from $14.8 million in the same period last year.

•	Operating cash flows (GAAP) decreased by $1.3 million, or 16%, to $6.9 million in the three months ended March 31, 2013, as compared to $8.2 million in the prior-year period.

•	Distributable free cash flow (non-GAAP) for the three-month period ended March 31, 2013 increased to $17.6 million from $13.8 million for the same period last year, a 28% increase.

•	Net loss (GAAP) for the three months ended March 31, 2013 was $2.2 million, as compared to net income of $2.0 million in the prior-year period.

The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures used in managing the business may provide investors with additional information regarding underlying trends and ongoing results on a comparable basis. Specifically, management believes that production-based revenues and adjusted operating profit allow the investor to gain insight into the current operating performance of the Company. Please see the section of this press release “Non-GAAP Financial Measures” to view the reconciliation tables previously presented in the body of the press release. Non-GAAP financial measures used by the Company should not be considered as alternatives to GAAP financial measures, and you should not consider such non-GAAP financial measures in isolation or as a substitute for an analysis of the Company’s results as reported under U.S. GAAP.

“The first quarter was a good example of our growth tactics coming together,” continued Miller. “The 38% increase in funeral home revenues was attributable to the recent funeral home acquisitions we have made. At the same time, we were able to reduce our long-term debt by nearly $16 million. Investment income from the trusts of $13.1 million was significantly higher in 2013 when compared to $9.9 from the prior-year period. The increase was mostly the result of gains taken during the quarter. As we mentioned last quarter, we had unrealized gains in our portfolios at the end of the year and upon recommendations from our investment advisers, we decided to realize gains of about $6 million.

“We made some important acquisitions in the quarter as we continued to round out our Florida portfolio. We continue to evaluate opportunities as they become available. The overall reduction in long-term debt makes us financially stronger at the end of the quarter than we were going into the quarter. Finally, although not a first quarter event, we felt we were strong enough such that we were able to increase our distribution as we previously announced.

“So, we ended the quarter a larger company, stronger financially and still opportunistic with acquisitions. It’s a great start to 2013.”

Investor Conference Call and Webcast

StoneMor will conduct a conference call to discuss 2013 first quarter results today, Tuesday, May 7, 2013 at 11:00 a.m. EDT. The conference call can be accessed by calling (800) 734-8583. An audio replay of the conference call will be available by calling (800) 633-8284 through 1:00 p.m. EDT on May 21, 2013. The reservation number for the audio replay is as follows: 21655895. A live webcast of the conference call will also be available to investors who may access the call through the investor relations section of www.stonemor.com. An audio replay of the conference call will also be archived on StoneMor’s website at www.stonemor.com.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Levittown, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 276 cemeteries and 92 funeral homes in

28 states and Puerto Rico. StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise.

For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the Investor Relations section, at http://www.stonemor.com.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of StoneMor’s operating activities, the plans and objectives of its management, assumptions regarding its future performance and plans, and any financial guidance provided, as well as certain information in other filings with the Securities and Exchange Commission and elsewhere, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict,” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause StoneMor’s actual results of operations to differ materially from those expressed or implied by forward-looking statements, including, but not limited to, the following: uncertainties associated with future revenue and revenue growth; the effect of the current economic downturn; the impact of StoneMor’s significant leverage on its operating plans; StoneMor’s ability to service its debt and pay distributions; the decline in the fair value of certain equity and debt securities held in its trusts; StoneMor’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; StoneMor’s ability to successfully implement a strategic plan relating to achieving operating improvement, strong cash flows and further deleveraging; StoneMor’s ability to successfully compete in the cemetery and funeral home industry; uncertainties associated with the integration or the anticipated benefits of StoneMor’s recent acquisitions and any future acquisitions; StoneMor’s ability to complete and fund additional acquisitions; litigation or legal proceedings that could expose StoneMor to significant liabilities and damage its reputation; StoneMor’s ability to maintain effective disclosure controls and procedures and internal control over financial reporting; the effects of cyber security attacks due to StoneMor’s significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund StoneMor’s pre-need funeral contracts; and various other uncertainties associated with the death care industry and StoneMor’s operations in particular.

When considering forward-looking statements, the reader should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by StoneMor, whether as a result of new information, future events, or otherwise.

Contact:	John McNamara
(215) 826-2800

Non-GAAP Financial Measures

Production Based Revenue

We present production based revenue because management believes it provides for a useful measure of both the value of contracts written and investment and other income generated during a given period and is a critical component of adjusted operating profit.

Production based revenue is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Profit

We present Adjusted Operating Profit because management believes it provides for a useful measure of economic value added by presenting an effective matching of the value of current and future revenue sources generated within a given period to the cost of producing such revenue and managing our day to day operations within that same period. It is a significant measure that we believe is an indicator of eventual profit generated within a given period of time.

Adjusted Operating Profit is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Cash Generated

We present adjusted operating cash generated revenue because management believes it provides for a useful measure of the amount of cash generated that is available to make capital expenditures and partner distributions once all cash flow timing issues have been settled.

Adjusted operating cash generated is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Distributable Free Cash Flow

We present Distributable Free Cash Flow because management believes this information is a useful adjunct to Net Cash Provided by (Used in) Operating Activities under GAAP. Distributable Free Cash Flow is a significant liquidity metric that we believe is an indicator of our ability to generate cash flow during any quarter at a level sufficient to pay the [minimum] quarterly cash distribution to the holders of our common units and for other purposes, such as repaying debt and expanding through strategic investments.

Distributable Free Cash Flow is similar to quantitative standards of free cash flow used throughout the deathcare industry and to quantitative standards of distributable cash flow used throughout the investment community with respect to publicly traded partnerships, but is not intended to be a prediction of the future. However, our calculation of distributable free cash flow may not be consistent with calculations of free cash flow, distributable cash flow or other similarly titled measures of other companies. Distributable Free Cash Flow should not be used as a substitute for the GAAP measure of cash flows from operating, investing, or financing activities.

Production Based Partners’ Capital

We present production based partners’ capital as a means to provide better insight into the value that our activities contribute to the enterprise. Because a portion of our revenues and direct selling expenses are not captured on our balance sheet until we deliver the underlying goods or services, we believe that by including these items in our view of partners’ capital, we gain better insight into the value creation.

Reconciliation of Production Based Revenue (non-GAAP) and Adjusted

Operating Profit (non-GAAP) to Revenue (GAAP) and Operating Profit (GAAP)

	Three months ended			Three months ended
	March 31, 2013			March 31, 2012
	(In thousands)			(In thousands)
	Segment			Segment			Change in	Change in
	Results	GAAP	GAAP	Results	GAAP	GAAP	GAAP results	GAAP results
	(non-GAAP)	Adjustments	Results	(non-GAAP)	Adjustments	Results	($)	(%)
Revenues

Pre-need cemetery revenues	$30,941	$(9,429)	$21,512	$29,842	$(7,096)	$22,746	$(1,234)	–5.4%
At-need cemetery revenues	20,743	(1,364)	19,379	20,432	(1,128)	19,304	75	0.4%
Investment income from trusts	13,102	(8,472)	4,630	9,864	(4,383)	5,481	(851)	–15.5%
Interest income	1,865	—	1,865	1,938	—	1,938	(73)	–3.8%
Funeral home revenues	12,827	(1,409)	11,418	9,273	(336)	8,937	2,481	27.8%
Other cemetery revenues	741	67	808	919	262	1,181	(373)	–31.6%

Total revenues	80,219	(20,607)	59,612	72,268	(12,681)	59,587	25	0.0%

Costs and expenses

Cost of goods sold	7,753	(1,463)	6,290	7,631	(1,211)	6,420	(130)	–2.0%
Cemetery expense	12,785	—	12,785	12,792	—	12,792	(7)	–0.1%
Selling expense	13,835	(2,611)	11,224	13,834	(2,047)	11,787	(563)	–4.8%
General and administrative expense	7,582	—	7,582	7,193	—	7,193	389	5.4%
Corporate overhead	7,988	—	7,988	6,603	—	6,603	1,385	21.0%
Depreciation and amortization	2,330	—	2,330	2,330	—	2,330	—	0.0%
Funeral home expense	8,923	(187)	8,736	6,799	(43)	6,756	1,980	29.3%
Acquisition related costs	1,283	—	1,283	331	—	331	952	287.6%

Total costs and expenses	62,479	(4,261)	58,218	57,513	(3,301)	54,212	4,006	7.4%

Operating profit	$17,740	$(16,346)	$1,394	$14,755	$(9,380)	$5,375	$(3,981)	–74.1%

The table above analyzes our results of operations and the changes therein for the three months ended March 31, 2013, as compared to the same period last year. The table is structured so that our readers can determine whether changes were based upon changes in the level of merchandise and services and other revenues generated during the period and/ or changes in the timing when merchandise and services were delivered.

Critical Financial Measures

	Three months ended
	March 31,
	2013	2012
	(In thousands)

Total revenues (a)	$59,612	$59,587
Production based revenue consisting of the total value of cemetery contracts written, funeral home revenues and investment and other income (b)	80,219	72,268

Operating profit (a)	1,394	5,375
Adjusted operating profit (b)	17,740	14,755

Net income (loss) (a)	(2,200)	2,030

Operating cash flows (a)	6,867	8,190
Adjusted operating cash generated (b)	18,119	14,387
Distributable free cash flow generated (b)	$17,631	$13,820

	As of	As of
	March 31, 2013	December 31, 2012

Distribution coverage quarters (b)	9.72	6.57

(a)	This is a GAAP financial measure.
(b)	This is a non-GAAP financial measure as defined by the Securities and Exchange Commission. Please see the reconciliation to GAAP measures or support calculation within this press release.

Reconciliation of Adjusted Operating Profit (non-GAAP) to Operating Profit (GAAP)

	Three months ended March 31,
	2013	2012
	(In thousands)

GAAP operating profit	$1,394	$5,375

Increase in applicable deferred revenues	20,607	12,681
Increase in deferred cost of goods sold and selling and obtaining costs	(4,261)	(3,301)

Adjusted operating profit	$17,740	$14,755

Reconciliation of Production Based Revenues (non-GAAP) to Revenues (GAAP)

	Three months ended March 31,		Increase	Increase
	2013	2012	(Decrease) ($)	(Decrease) (%)
	(In thousands)

Value of pre-need cemetery contracts written	$30,941	$29,842	$1,099	3.7%
Value of at-need cemetery contracts written	20,743	20,432	311	1.5%
Investment income from trusts	13,102	9,864	3,238	32.8%
Interest income	1,865	1,938	(73)	–3.8%
Funeral home revenues	12,827	9,273	3,554	38.3%
Other cemetery revenues	741	919	(178)	–19.4%

Total production based revenues	$80,219	$72,268	$7,951	11.0%

Less:
Increase in deferred sales revenue and investment income	(20,607)	(12,681)	(7,926)	62.5%

Total GAAP revenues	$59,612	$59,587	$25	0.0%

Reconciliation of Adjusted Operating Cash Flows (non-GAAP) and Distributable Free

Cash Flow (Non-GAAP) to Operating Cash Flows (GAAP)

	Three months ended March 31,
	2013	2012
	(In thousands)

GAAP operating cash flows	$6,867	$8,190

Add: net cash inflows into the merchandise trust	12,161	2,690
Add net increase in accounts receivable	1,385	1,374
Add: net decrease in merchandise liabilities	1,004	2,736

Deduct: net increase in accounts payable and accrued expenses	(5,278)	(1,277)
Other float related changes	1,980	674

Adjusted operating cash flow generated	18,119	14,387

Less: maintenance capital expenditures	(1,771)	(898)
Plus: growth capital expenditures reclassified as operating expenses and deducted from adjusted operating cash generated (a)	1,283	331

Distributable free cash flow generated	17,631	13,820

Cash on hand - beginning of the period	7,946	12,058

Distributable cash available for the period	25,577	25,878

Partner distributions made	$12,025	$11,780

(a)	We maintain a credit facility from which to make acquisitions and pay acquisition related costs. We utilize this line for these costs. Accordingly, distributable free cash flow is not negatively impacted by amounts spent on acquisitions that are recorded as expenses.

Production Based Partners’ Capital

	As of	As of
	March 31, 2013	December 31, 2012

Partners’ Capital	$163,065	$135,182

Deferred selling and obtaining costs	(79,061)	(76,317)
Deferred cemetery revenues, net	535,952	497,861

Production based partners’ capital	$619,956	$556,726

Selected Net Assets

	As of	As of
	March 31, 2013	December 31, 2012
	(In thousands)

Selected assets:

Cash and cash equivalents	$8,536	$7,946
Accounts receivable, net of allowance	52,659	51,895
Long-term accounts receivable, net of allowance	74,454	71,521
Merchandise trusts, restricted, at fair value	410,041	375,973

Total selected assets	545,690	507,335

Selected liabilities:

Accounts payable and accrued liabilities	30,796	28,973
Accrued interest	5,541	1,833
Current portion, long-term debt	4,995	2,175
Other long-term liabilities	1,771	1,835
Long-term debt	233,556	252,774
Deferred tax liabilities	13,859	14,910
Merchandise liability	127,714	125,869

Total selected liabilities	418,232	428,369

Total selected net assets	$127,458	$78,966

Distribution coverage quarters (a)	9.72	6.57

(a)	This is a measure of the ratio of selected net assets to a quarterly distribution amount. The quarterly distribution amount is calculated by taking the end of the period outstanding common units (21,342,896 at March 31, 2013 and 19,568,448 at December 31, 2012, respectively) and multiplying these units by the declared distribution. This total is then added to the distribution due to the General Partner based upon the same variables.

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements on the Quarterly Report to be filed on Form 10-Q for the quarter ended March 31, 2013

StoneMor Partners L.P.

Condensed Consolidated Balance Sheet

(In thousands)

(unaudited)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$8,536	$7,946
Accounts receivable, net of allowance	52,659	51,895
Prepaid expenses	3,266	3,832
Other current assets	16,722	17,418

Total current assets	81,183	81,091

Long-term accounts receivable, net of allowance	74,454	71,521
Cemetery property	313,393	309,980
Property and equipment, net of accumulated depreciation	84,316	79,740
Merchandise trusts, restricted, at fair value	410,041	375,973
Perpetual care trusts, restricted, at fair value	302,282	282,313
Deferred financing costs, net of accumulated amortization	8,820	9,238
Deferred selling and obtaining costs	79,061	76,317
Deferred tax assets	381	381
Goodwill	47,570	42,392
Other assets	18,030	14,779

Total assets	$1,419,531	$1,343,725

Liabilities and partners’ capital
Current liabilities:
Accounts payable and accrued liabilities	$30,796	$28,973
Accrued interest	5,541	1,833
Current portion, long-term debt	4,995	2,175

Total current liabilities	41,332	32,981

Other long-term liabilities	1,771	1,835
Long-term debt	233,556	252,774
Deferred cemetery revenues, net	535,952	497,861
Deferred tax liabilities	13,859	14,910
Merchandise liability	127,714	125,869
Perpetual care trust corpus	302,282	282,313

Total liabilities	1,256,466	1,208,543

Commitments and contingencies

Partners’ capital
General partner	(134)	386
Common partners	163,199	134,796

Total partners’ capital	163,065	135,182

Total liabilities and partners’ capital	$1,419,531	$1,343,725

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements on the Quarterly Report to be filed on Form 10-Q for the quarter ended March 31, 2013.

StoneMor Partners L.P.

Condensed Consolidated Statement of Operations

(In thousands, except unit data)

	Three months ended March 31,
	2013	2012
	(Unaudited)
Revenues:
Cemetery
Merchandise	$26,652	$27,144
Services	11,299	12,082
Investment and other	10,243	11,424
Funeral home
Merchandise	4,953	4,018
Services	6,465	4,919

Total revenues	59,612	59,587

Costs and Expenses:
Cost of goods sold (exclusive of depreciation shown separately below):
Perpetual care	1,281	1,367
Merchandise	5,009	5,053
Cemetery expense	12,785	12,792
Selling expense	11,224	11,787
General and administrative expense	7,582	7,193
Corporate overhead (including $330 and $198 in unit-based compensation for the three months ended March 31, 2013 and 2012, respectively)	7,988	6,603
Depreciation and amortization	2,330	2,330
Funeral home expense
Merchandise	1,522	1,423
Services	4,557	3,405
Other	2,657	1,928
Acquisition related costs	1,283	331

Total cost and expenses	58,218	54,212

Operating profit	1,394	5,375

Gain on termination of operating agreement	—	1,820
Gain on settlement agreement	912	—
Interest expense	5,463	4,966

Net income (loss) before income taxes	(3,157)	2,229

Income tax expense (benefit)
State	56	145

Federal	(1,013)	54

Total income tax expense (benefit)	(957)	199

Net income (loss)	$(2,200)	$2,030

General partner’s interest in net income (loss) for the period	$(40)	$41
Limited partners’ interest in net income (loss) for the period	$(2,160)	$1,989

Net income (loss) per limited partner unit (basic and diluted)	$(.11)	$.10

Weighted average number of limited partners’ units outstanding (basic )	19,729	19,369
Weighted average number of limited partners’ units outstanding (diluted)	19,729	20,391

Distributions declared per unit	$.590	$.585

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements on the Quarterly Report to be filed on Form 10-Q for the quarter ended March 31, 2013.

StoneMor Partners L.P.

Condensed Consolidated Statement of Cash Flows

(In thousands)

	Three months ended March 31,
	2013	2012
	(Unaudited)
Operating activities:
Net income (loss)	$(2,200)	$2,030
Adjustments to reconcile net loss to net cash provided by operating activities:
Cost of lots sold	1,735	1,833
Depreciation and amortization	2,330	2,330
Unit-based compensation	330	198
Accretion of debt discount	490	436
Gain on settlement agreement	(912)	—
Gain on termination of operating agreement	—	(1,820)
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(1,385)	(1,374)
Allowance for doubtful accounts	(1,317)	1,363
Merchandise trust fund	(12,161)	(2,690)
Prepaid expenses	566	(1,471)
Other current assets	696	1,181
Other assets	(770)	(1,828)
Accounts payable and accrued and other liabilities	5,278	1,277
Deferred selling and obtaining costs	(2,745)	(2,188)
Deferred cemetery revenue	18,987	11,618
Deferred taxes (net)	(1,051)	31
Merchandise liability	(1,004)	(2,736)

Net cash provided by operating activities	6,867	8,190

Investing activities:
Cash paid for cemetery property	(1,076)	(1,217)
Purchase of subsidiaries	(9,100)	(1,652)
Cash paid for property and equipment	(1,771)	(898)

Net cash used in investing activities	(11,947)	(3,767)

Financing activities:
Cash distribution	(12,025)	(11,780)
Additional borrowings on long-term debt	20,948	7,350
Repayments of long-term debt	(41,522)	(1,286)
Proceeds from public offering	38,377	—
Cost of financing activities	(108)	(1,987)

Net cash provided by (used in) financing activities	5,670	(7,703)

Net increase (decrease) in cash and cash equivalents	590	(3,280)
Cash and cash equivalents - Beginning of period	7,946	12,058

Cash and cash equivalents - End of period	$8,536	$8,778

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$1,245	$623
Cash paid during the period for income taxes	$451	$103

Non-cash investing and financing activities
Acquisition of assets by financing	$62	$28
Issuance of limited partner units for cemetery acquisition	$3,592	$—
Acquisition of assets by assumption of directly related liability	$3,924	$—

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements in the Quarterly Report to be filed on Form 10-Q for the quarter ended March 31, 2013.